EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

         In connection with the March 31, 2003 Form 10-Q of Cornell Companies, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Harry J. Phillips, Jr., certify that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

         A signed original of this written statement required by Section 906 has been provided to Cornell Companies, Inc. and will be retained by Cornell Companies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Harry J. Phillips, Jr
Harry J. Phillips, Jr., Executive Chairman,
Chairman of the Board and Director
May 15, 2003